SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 24, 2003
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:    OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 24, 2002, CACI International Inc announced that it had signed an agreement to purchase substantially all assets of Premier Technology Group, Inc. ("PTG"), a privately held information technology company.

PTG provides professional services to clients in the Department of Defense and the intelligence community, offering solutions in the primary business areas of intelligence analysis and security services, information technology, training, program management, and logistics. The acquisition is expected to expand CACI's client base in the defense and intelligence communities, and enhance the solutions CACI provides for military operations.

A copy of the Registrant's press release regarding CACI's execution of an agreement for the acquisition of substantially all of the assets of Premier Technology Group, Inc. is attached as Exhibit 99.1 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99	Press Release dated April 24, 2003, announcing execution of an agreement to acquire substantially all of the assets of Premier Technology Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary